Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2006 relating to the financial statements, which appear in Stamford Industrial Group, Inc.'s (formerly "Net Perceptions, Inc.'s") Annual Report on Form 10-K for the year ended December 31, 2006.  We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
July 26, 2007